TriSalus Life Sciences First Quarter 2025 Results and Provides Updated 2025 Guidance
Company delivers 42% revenue growth year-over-year and strengthens balance sheet with $22 million gross proceeds from recent private placement
Expands commercial footprint, and invests further in new applications for TriNav already in use
Updates 2025 guidance to reflect strategic investment in our core liver market and new applications for PEDD
Company to Host Conference Call and Webcast today at 8:00am ET
DENVER – May 15, 2025 - TriSalus Life Sciences, Inc. (Nasdaq: TLSI) (the “Company”), an oncology company integrating novel delivery technology with standard of care therapies, and its investigational immunotherapeutic to transform treatment for patients with solid tumors, today announces financial results for the quarter ended March 31, 2025, and provides an operational update and revised financial guidance.
“Our strong first quarter performance reflects the growing impact of our PEDD platform across a variety of solid tumor indications,” said Mary Szela, President and CEO of TriSalus. “With the decision to partner Nelitolimod development following completion of the Phase 1 trials, and the expansion of our TriNav portfolio for a wide range of new applications, we are better positioned than ever to execute our long-term strategy.”
Following our recent private placement, we have made the strategic decision to further invest in our sales force expansion and clinical registries in new applications of our technology. We believe this growth-oriented strategy balances financial discipline with bold investments designed to drive long-term value creation. Accordingly, we’ve updated our 2025 guidance to reflect these strategic priorities. We are confirming our guidance of at least 50% revenue growth; however, due to increased investment, we no longer expect to be adjusted EBITDA-positive or cash flow-positive in 2025.
First Quarter 2025 Highlights
•Generated $9.2 million in net sales, a 42% increase year-over-year, and sequential growth of 11% over the fourth quarter 2024.
•Continued strong commercial momentum with expanded use of TriNav® in liver embolization and entry into new clinical settings.
•Presented compelling real-world health economics and outcomes research at SIO 2025.
•Announced HCPCS code C8004 from CMS, expanding reimbursement coverage for mapping procedures using TriNav.
•Launched TriNav LV™ and TriGuide™, expanding PEDD technology to larger vessels and broader clinical utility.
•Subsequent to the first quarter, the Company raised $22 million in gross proceeds via securities purchase agreement to support continued growth.
•Reached agreement with 55% of preferred shareholders to simplify capital structure and eliminate the reset provision with full preferred share conversion by mid July 2025.
Updated 2025 Guidance
TriSalus is confirming our revenue guidance of 50% growth due to our continued commercial momentum and increasing market adoption of the TriNav platform.
While we remain focused on improving adjusted EBITDA performance, we are intentionally investing in strategic priorities that position us for long-term growth. In particular, we are deploying capital to accelerate the development of new clinical applications for our core technology and to expand our commercial organization. These investments are designed to broaden our addressable market and drive sustained value creation. As a result, we do not expect to be adjusted EBITDA positive or cash flow positive in 2025.

Financial Results for Q1 2025
Revenue, all from the sale of the TriNav system, was $9.2 million for the three months ended March 31, 2025, an increase of 42% compared to the same period in 2024 and 11% sequential growth. Revenue growth was driven primarily by increased selling resources and increased market share.
Gross margins were 84% for the three months ended March 31, 2025, compared to 85% for the same period in 2024. The current year decline was caused by decreased production due to clean room expansion.
Operating losses were $7.3 million for the three months ended March 31, 2025, compared to losses of $11.7 million for the same period in 2024. Current year reductions in operating losses are due to increased sales and reduced research and development expenses associated with the ramp-down of clinical trial spending.
Net losses available to common stockholders were $10.4 million for the three months ended March 31, 2025, compared to losses of $13.2 million for the same period in 2024. Net losses in 2025 include non-cash related losses on change in fair value of various derivatives of $1.7 million for the three months ended March 31, 2025, compared to losses of $1.5 million for the same period in 2024. The basic and diluted loss per share for the three months ended March 31, 2025, was $0.39, compared to $0.60 for the same period in 2024.
The non-GAAP measure of adjusted EBITDA is shown for the first time and reconciled in the table below as the Company believes it is an important measure of performance. Adjusted EBITDA losses were $5.5 million for the three months ended March 31, 2025, compared to losses of $10.4 million for the same period in 2024. Current year reductions in adjusted EBITDA losses are due to increased sales, reduced research and development expenses and increased stock compensation in 2025.
On March 31, 2025, cash and cash equivalents totaled $13.0 million. The Company subsequently raised $22.0 million in gross proceeds via a private placement in the second quarter. The Company believes that these proceeds provide sufficient cash runway throughout 2025 and expects to be adjusted EBITDA positive in the first half of 2026.
Conference Call
The Company will host a conference call and webcast today at 8:00 AM eastern time to discuss its financial results for the quarter ended March 31, 2025. Parties interested in participating by phone should register using this online form. After registering for the webcast, dial-in details will be provided in an auto-generated e-mail containing a link to the conference phone number along with a personal pin. The event will also be webcast live on the investor relations section of TriSalus’ website. A replay will also be available on the website following the event.
About TriSalus Life Sciences
TriSalus Life Sciences® is an oncology focused medical technology company seeking to transform outcomes for patients with solid tumors by integrating its innovative delivery technology with standard-of-care therapies, and with its investigational immunotherapeutic, nelitolimod, a class C Toll-like receptor 9 agonist, for a range of different therapeutic and technology applications. The Company’s platform includes devices that utilize a proprietary drug delivery technology and a clinical stage investigational immunotherapy. The Company’s two FDA-cleared devices use its proprietary Pressure-Enabled Drug Delivery™ (PEDD) approach to deliver a range of therapeutics: the TriNav® Infusion System for hepatic arterial infusion of liver tumors and the Pancreatic Retrograde Venous Infusion System for pancreatic tumors. The PEDD technology is a novel delivery approach designed to address the anatomic limitations of arterial infusion for the pancreas. The PEDD approach modulates pressure and flow in a manner that delivers more therapeutic to the tumor and is designed to reduce undesired delivery to normal tissue, bringing the potential to improve patient outcomes. Nelitolimod, the Company’s investigational immunotherapeutic candidate, is designed to improve patient outcomes by treating the immunosuppressive environment created by many tumors and which can make current immunotherapies ineffective in the liver and pancreas. Patient data generated during Pressure-Enabled Regional Immuno-Oncology™ (PERIO) clinical trials support the hypothesis that nelitolimod delivered via the PEDD technology may have favorable immune effects within the liver and systemically. The target for nelitolimod, TLR9, is expressed across cancer types and the mechanical barriers addressed by the PEDD technology are commonly present as well. The Company is in the final stages of data completion for a number of phase 1 clinical trials and will begin exploring partnership opportunities for development.

Forward Looking Statements
Statements made in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward‐looking statements. Such statements include, but are not limited to, statements regarding the benefits and potential benefits of the Company’s PEDD drug delivery technology, TriNav® system and nelitolimod investigational immunotherapy,, and the Company’s ability to execute on its strategy. Risks that could cause actual results to differ from those expressed in these forward‐looking statements include risks associated with clinical development and regulatory approval of drug delivery and pharmaceutical product candidates, including that future clinical results may not be consistent with patient data generated during the Company’s clinical trials, the cost and timing of all development activities and clinical trials, unexpected safety and efficacy data observed during clinical studies, the risks associated with the credit facility, including the Company’s ability to remain in compliance with all its obligations thereunder to avoid an event of default, the risk that the Company will continue to raise capital through the issuance and sale of its equity securities to fund its operations, the risk that the Company will not be able to achieve the applicable revenue requirements to access additional financing under the credit facility, the risk that the Company will not become profitable on its expected timeline, if at all, the risk that the reported financial results will differ from the estimates provided in this press release, changes in expected or existing competition or market conditions, changes in the regulatory environment, unexpected litigation or other disputes, unexpected expensed costs, made in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward‐looking statements. Such statements include, but are not limited to, statements regarding the benefits and potential benefits of the Company’s PEDD drug delivery technology, TriNav® system and nelitolimod investigational immunotherapy,, and the Company’s ability to execute on its strategy. Risks that could cause actual results to differ from those expressed in these forward‐looking statements include risks associated with clinical development and regulatory approval of drug delivery and pharmaceutical product candidates, including that future clinical results may not be consistent with patient data generated during the Company’s clinical trials, the cost and timing of all development activities and clinical trials, unexpected safety and efficacy data observed during clinical studies, the risks associated with the credit facility, including the Company’s ability to remain in compliance with all its obligations thereunder to avoid an event of default, the risk that the Company will continue to raise capital through the issuance and sale of its equity securities to fund its operations, the risk that the Company will not be able to achieve the applicable revenue requirements to access additional financing under the credit facility, the risk that the Company will not become profitable on its expected timeline, if at all, the risk that the reported financial results will differ from the estimates provided in this press release, changes in expected or existing competition or market conditions, changes in the regulatory environment, unexpected litigation or other disputes, unexpected expensed costs, and other risks described in the Company’s filings with the Securities and Exchange Commission under the heading “Risk Factors.” All forward‐looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made except as required by law.

TRISALUS LIFE SCIENCES, INC.
Condensed Consolidated Statements of Operations
(unaudited, in thousands)

	Three Months Ended March 31,
	2025	2024
Revenue	$9,167	$6,457
Cost of goods sold	1,495	971
Gross profit	7,672	5,486
Operating expenses:
Research and development	3,296	5,844
Sales and marketing	6,734	6,687
General and administrative	4,971	4,627
Loss from operations	(7,329)	(11,672)
Other income (expense):
Interest income	74	92
Interest expense	(1,209)	(3)
Change in fair value of SEPA, warrant, and revenue base redemption liabilities	(835)	2,521
Change in fair value of contingent earnout liability	(820)	(3,988)
Other expense, net	(251)	(153)
Loss before income taxes	(10,370)	(13,203)
Income tax expense	(5)	(3)
Net loss available to common stockholders	$(10,375)	$(13,206)
Undeclared dividends on Series A preferred stock	$(712)	$(801)
Net loss attributable to common stockholders	$(11,087)	$(14,007)
Net loss per common share, basic and diluted	$(0.39)	$(0.60)
Weighted average common shares outstanding, basic and diluted	28,527,453	23,323,045

TRISALUS LIFE SCIENCES, INC.
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$13,000	$8,525
Accounts receivable, net	5,453	5,087
Inventory, net	4,162	4,048
Prepaid expenses	2,481	3,009
Total current assets	25,096	20,669
Property and equipment, net	1,968	1,669
Right-of-use assets	1,137	1,210
Other assets	424	423
Total assets	$28,625	$23,971
Liabilities and Stockholders’ Deficit
Current liabilities:
Trade payables	$2,806	$2,274
Accrued liabilities	8,403	7,355
Short-term lease liabilities	118	216
Other current liabilities	426	383
Total current liabilities	11,753	10,228
Long-term debt, net of unamortized discount and debt issuance costs	31,699	22,084
Revenue base redemption liability	564	507
Long-term lease liabilities	1,299	1,329
Contingent earnout liability	8,221	7,401
Warrant and SEPA liabilities	9,459	8,316
Total liabilities	62,995	49,865
Commitments and contingencies
Stockholders’ deficit:
Preferred Stock, Convertible Series A, $0.0001 par value per share, $10.00 liquidation value per share. Authorized 10,000,000 shares at March 31, 2025 and December 31, 2024, respectively; issued and outstanding, 3,620,002 and 3,985,002 shares at March 31, 2025, and December 31, 2024, respectively.	—	—
Common stock, $0.0001 par value per share. Authorized 400,000,000 shares at March 31, 2025 and December 31, 2024, respectively; issued and outstanding, 32,272,462 and 31,279,264 shares at March 31, 2025, and December 31, 2024, respectively.	3	3
Additional paid-in capital	255,551	253,652
Accumulated deficit	(289,924)	(279,549)
Total stockholders’ deficit	(34,370)	(25,894)
Total liabilities and stockholders’ deficit	$28,625	$23,971

Non-GAAP Financial Measure
To supplement the financial results presented in accordance with GAAP, TriSalus has also included in this press release non-GAAP adjusted EBITDA, which excludes from net loss, income tax expense, interest expense, interest income, change in fair value of SEPA, warrant and revenue-base redemption liabilities, change in fair value of contingent earn out liability, stock-based compensation expense and depreciation. These non-GAAP financial measures are not prepared in accordance with GAAP, do not serve as an alternative to GAAP and may be calculated differently than similar non-GAAP financial information disclosed by other companies. TriSalus encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP financial information and the reconciliation between these presentations set forth below, to more fully understand TriSalus’ business.
TriSalus believes that the presentation of these non-GAAP financial measures provides useful supplemental information to, and facilitates additional analysis by, investors. In particular, TriSalus believes that these non-GAAP financial measures, when considered together with its financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ ability to meaningfully compare TriSalus’ results from period to period, and to identify operating trends in TriSalus’ business.

Supplemental Schedule of Non-GAAP Adjusted EBITDA
(unaudited, in thousands)

	Three Months Ended March 31,
	2025	2024
Net loss available to common stockholders	$(10,375)	$(13,206)
Income tax expense	5	3
Interest income	(74)	(92)
Interest expense	1,209	3
Depreciation	172	175
EBITDA	(9,063)	(13,117)

Change in fair value of warrant, SEPA, and revenue base redemption liabilities	835	(2,521)
Change in fair value of contingent earnout liability	820	3,988
Other expenses, net	251	153
Stock-based compensation	1,620	1,086
Adjusted EBITDA	$(5,537)	$(10,411)

Contacts
For Media Inquiries:
Jeremy Feffer, Managing Director
LifeSci Advisors
917.749.1494
jferrer@lifesciadvisors.com

For Investor Inquiries:
James Young
Chief Financial Officer
847.337.0655
james.young@trisaluslifesci.com